EXHIBIT 99.1

PRESS RELEASE

Z3 Enterprises Announces Change of Business Direction and Intention to Change Name to HPEV, Inc.

(Las Vegas, NV: May 24, 2011)   In a Form 8-K filing on May 24, 2011, Z3 Enterprises Inc. (OTC:BIBB) (the “Company”)  announced its intention to change its name and stock symbol to HPEV.  After the name change, Z3 Enterprises Inc. (“Z3E”) will formally be known as HPEV, Inc.

The intent to change the company’s name and symbol reflects the new business direction taken as a result of Z3E’s acquisition of HPEV, Inc. on March 29, 2011.

HPEV owns a patent and has several others pending that should enable the company or its licensees to convert any vehicle on the road today into a plug in, hybrid electric vehicle. Hybrid vehicles run on either gas or electrical power depending on which is more efficient for the speed and driving conditions. The increase in efficiency reduces the load on the engine and that reduces energy and maintenance costs as well as emissions.

HPEV’s exclusive technology goes one step further by effectively removing heat without using pumps or moving parts.  A cooler motor generates more horsepower and is less likely to suffer heat- related failure.

To demonstrate the effectiveness of the technology, the company is converting a standard Ford 350 truck into a plug-in hybrid .

The Company believes the initial conversion should be ready by late 2011. Beyond showcasing the viability of the technology, it will function as a marketing tool to generate orders. The target markets include consumer, commercial and fleet vehicles ranging from cars to tractor- trailer trucks and buses.

As the existing infrastructure at most vehicle maintenance facilities is sufficient to perform the conversions, the Company plans to license the technology to automotive dealers and service centers nationwide as well as to fleet owners. The Company estimates that each automotive retrofit should be completed in 80 hours. Commercial and multi-passenger vehicles may take a little longer.

The Company believes HPEV technology should also benefit any device which relies on an engine -- everything from small appliances to boats and airplanes  --  as well as devices that generate heat such as brake resistors and calipers.  While new brake resistors and calipers may be included in the truck conversion, the company has no plans to enter any other markets until the initial conversion is complete.

To complete the name and symbol change, the Company has begun drafting a Preliminary Information Statement which must be filed with the SEC for possible review.  After the SEC review period, the Company will finalize the Information Statement, file it with the SEC, and mail it to the Company’s stockholders. .

Subsequent to the mailing, the Company will wait 20 days then file an amendment to the articles of incorporation with the state of Nevada as well as a request to FINRA for a voluntary symbol change.

About Z3 Enterprises, Inc. (Pinksheets:BIBB - News) (formerly Bibb Corp.):  Z3 Enterprises develops and commercializes products that have a positive effect on people and the planet.  HPEV, Inc., offers technology to convert existing vehicles into plug-in hybrid electric vehicles in order to conserve energy and reduce emissions. For more information, visit www.z3einc.com.

Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company's current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company's business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise